Exhibit 99.1

Press Release

SIGA Reports Financial Results for Three Months Ended March 31, 2026 and Provides Business Update

■	On Track to Deliver $13 Million of Oral TPOXX to an International Customer in Second Quarter

■	Expect to Deliver $26 Million of IV TPOXX to the U.S. Government Strategic National Stockpile by End of the Third Quarter

■	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, May 7, 2026 (GLOBE NEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three months ended March 31, 2026.

“Consistent with our long-term strategy, we expect to deliver more than $35 million of oral and IV TPOXX to a combination of the U.S. Government and an international customer across the second and third quarters of 2026," stated Diem Nguyen, Chief Executive Officer. "Our focus remains on securing new procurement contracts and orders that can drive our business going forward, building upon our long track record as a successful partner to the U.S. and international governments.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended March 31
	2026	2025
Product sales(1)	$3.5	$5.8
Total revenues(2)	$6.2	$7.0
Operating loss(3)	$(5.3)	$(2.3)
Loss before income taxes(3)	$(4.0)	$(0.6)
Net loss	$(3.5)	$(0.4)
Diluted loss per share	$(0.05)	$(0.01)

(1)	Includes supportive services related to product sales.
(2)	Includes research and development revenues.
(3)	Operating loss excludes, and Loss before income taxes includes, other income. Both line items exclude the impact of income taxes.

Press Release
International License Agreement in MENA Region

■
In March 2026, the Company entered into an exclusive license agreement with Hikma MENA FZE (Hikma) under which Hikma has obtained exclusive rights to register and commercialize oral TPOXX in the Middle East and North Africa (MENA) region.  The Company will be the exclusive supplier of TPOXX to Hikma under the agreement.

Key Planned Activities

■
The Company is planning to deliver approximately $13 million of oral TPOXX® treatment courses to a customer in the Asia Pacific region in the second quarter of 2026.  This delivery is part of a multi-year contract that was signed earlier in 2026, and includes options for the potential purchase of additional courses.

■
The Company is planning to deliver this year approximately $26 million of IV TPOXX® treatment courses to the U.S. Government Strategic National Stockpile by the end of the third quarter of 2026.  These deliveries are expected to fulfill the procurement order received in 2025 under the 19C BARDA contract.

Capital Management Activity

■	On March 26, 2026, a special cash dividend of $0.60 per share was declared, and was paid on April 23, 2026 to shareholders of record at the close of business on April 7, 2026.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, May 7, 2026, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1158847. The archived webcast will be available in the Investor Relations section of the Company's website.

Press Release
ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on orthopoxviruses, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. For more information about SIGA, visit www.siga.com.

Press Release
FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development and plans. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, and delivering products to domestic and international customers under procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with the U.S. Biomedical Advanced Research and Development Authority ("BARDA"). The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (ii) the risk that SIGA is not able to enter into new contracts to supply TPOXX® to the U.S. Government, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain or maintain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking, obtaining or maintaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, or the changes in the U.S. administration, and (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Investor and Media Contact:

Suzanne Harnett sharnett@siga.com

Press Release
SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$145,562,142	$154,966,414
Accounts receivable	4,501,682	3,263,736
Inventory	56,494,950	49,054,873
Prepaid expenses and other current assets	4,966,957	5,571,841
Total current assets	211,525,731	212,856,864

Property, plant and equipment, net	1,673,973	1,090,824
Deferred tax asset, net	5,086,458	4,428,519
Goodwill	898,334	898,334
Other assets	203,362	192,893
Total assets	$219,387,858	$219,467,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,306,482	$824,522
Accrued expenses and other current liabilities	6,529,847	6,520,057
Dividend payable	43,034,458	—
Deferred revenue	8,884,121	10,240,000
Income tax payable	403,517	408,000
Total current liabilities	65,158,425	17,992,579

Other liabilities	2,607,831	2,653,283
Total liabilities	67,766,256	20,645,862
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,724,097 and 71,611,302, issued and outstanding at March 31, 2026 and December 31, 2025, respectively)	7,172	7,161
Additional paid-in capital	242,057,171	241,885,214
Accumulated deficit	(90,442,741)	(43,070,803)
Total stockholders’ equity	151,621,602	198,821,572
Total liabilities and stockholders’ equity	$219,387,858	$219,467,434

Press Release
SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Revenues
Product sales and supportive services	$3,537,876	$5,821,247
Research and development	2,704,704	1,219,568
Total revenues	6,242,580	7,040,815

Operating expenses
Cost of sales and supportive services	2,940,884	157,738
Selling, general and administrative	4,673,014	5,675,662
Research and development	3,949,846	3,462,813
Total operating expenses	11,563,744	9,296,213
Operating loss	(5,321,164)	(2,255,398)
Other income, net	1,277,480	1,684,983
Loss before income taxes	(4,043,684)	(570,415)
Benefit for income taxes	589,432	162,192
Net and comprehensive loss	$(3,454,252)	$(408,223)
Basic loss per share	$(0.05)	$(0.01)
Diluted loss per share	$(0.05)	$(0.01)
Weighted average shares outstanding: basic	71,649,957	71,427,527
Weighted average shares outstanding: diluted	71,649,957	71,427,527